Exhibit 23.2

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                                                                   Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2007, relating to the consolidated financial statements of First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries, as of December 31, 2006, which appear in the December 31, 2006 Annual Report on Form 10-KSB of First Federal of Northern Michigan Bancorp, Inc.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC
Auburn Hills, Michigan
May 16, 2007